Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES COMMON AND PREFERRED STOCK DIVIDEND

AND RESTRUCTURING OF ADVOCAT RELATIONSHIP

Omega to restate prior financial statements to record asset values and related income adjustments related to Advocat securities received in 2000 and to reflect tax reserves

No Change to Adjusted FFO Guidance for 2007

TIMONIUM, MARYLAND – October 24, 2006 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced that the Company’s Board of Directors declared a common stock dividend of $0.25 per share, a $0.01 increase over the prior quarterly common dividend, to be paid November 15, 2006 to common stockholders of record on November 3, 2006.  At the date of this release the Company had approximately 60 million outstanding common shares.

The Company’s Board of Directors also declared its regular quarterly dividend for the Series D preferred stock, payable November 15, 2006 to preferred stockholders of record on November 3, 2006.  Series D preferred stockholders of record on November 3, 2006 will be paid dividends in the approximate amount of $0.52344 per preferred share.  The liquidation preference for the Company’s Series D preferred stock is $25.00 per share.  Regular quarterly preferred dividends represent dividends for the period August 1, 2006 through October 31, 2006.

Restructuring of Advocat Relationship

In November 2000, Advocat, Inc., an operator of various skilled nursing facilities owned by or mortgaged to the Company, was in default on its obligations to the Company.  As a result, the Company entered into an agreement with Advocat with respect to the restructuring of Advocat’s obligations pursuant to leases and mortgages for the facilities then operated by Advocat (the “Initial Advocat Restructuring”).  As part of the Initial Advocat Restructuring in 2000, Advocat issued to the Company (i) 393,658 shares of Advocat’s Series B non-voting, redeemable, convertible preferred stock, which was convertible into up to 706,576 shares of Advocat’s common stock (representing  9.9% of the outstanding shares of Advocat’s common stock on a fully-diluted, as-converted basis), and (ii) a secured convertible subordinated note in the amount of $1.7 million bearing interest at 7% per annum with a September 30, 2007 maturity.

Subsequent to the Initial Advocat Restructuring, Advocat’s operations and financial condition have improved and there has been a significant increase in the market value of Advocat’s common stock from approximately $0.31 per share at the time of the Initial Advocat Restructuring to the closing price on October 20, 2006 of $18.84.  As a result of the significant increase in the value of the common stock underlying the Series B preferred stock of Advocat held by the Company, on October 20, 2006 the Company again restructured its relationship with Advocat (the “Second Advocat Restructuring”) such that the Company now owns 5,000 shares of Advocat’s Series C non-convertible, redeemable (at the Company’s option after September 30, 2010) preferred stock with a face value of approximately $4.9 million and a dividend rate of 7% payable quarterly, and a secured non-convertible subordinated note in the amount of $2.5 million maturing September 30, 2007 and bearing interest at 7% per annum.  As part of the Second Advocat Restructuring, the Company has amended its master lease with Advocat to commence a new 12-year lease term through September 30, 2018 (with a renewal option for an additional 12 year term) and Advocat has agreed to increase the master lease annual rent by approximately $687,000 to approximately $14 million commencing on January 1, 2007. A summary of the contractual cash flow resulting from the Second Advocat Restructuring and the related accounting treatment is provided below.

Restatement of Prior Financial Statements

In 2000, at the time of the Initial Advocat Restructuring, the Company determined that no value should be ascribed to the Advocat preferred stock and subordinated note and, as a result, no value was recorded on the Company’s financial statements at that time or in any subsequent period.  Management now believes that the previous accounting treatment was incorrect and, in addition to the related party tenant issues described below, the Company will need to reflect the appropriate carrying value of the Advocat securities on its restated balance sheets.

Accordingly, the Company also announced today that it will restate its financial statements for the three years ended December 31, 2005 and other periods affected, including its unaudited financial statements for each quarterly period in 2004, 2005 and 2006 as necessary, primarily to record asset values (and the increases therein since the completion of the Initial Advocat Restructuring as described above) and related income adjustments due to its holdings of Advocat securities and to reflect reserves related to a potential tax liability arising from the Company’s ownership of such securities. Management believes that certain of the terms of the Advocat Series B preferred stock previously held by the Company could be interpreted as affecting the Company’s compliance with federal income tax rules applicable to real estate investment trusts (“REITS”) regarding related party tenant income as described below.  With the completion of the Second Advocat Restructuring, the Company does not expect to generate related party tenant income resulting in tax expense in future fiscal years.  Accordingly, the Company is not changing its previously issued guidance indicating that the Company projects its 2007 adjusted FFO to be between $1.21 and $1.26 per diluted share.

Management has discussed the restatement with Ernst & Young LLP, the Company’s independent auditor, and the Company’s Audit Committee and Board of Directors. Management recommended that the Company restate its financial statements for the three years ended December 31, 2005 to reflect the value of the Advocat securities held by the Company as well as the estimated potential tax liability arising from the Company’s ownership of such securities.  Management’s recommendation was endorsed by the Company’s Audit Committee and, on October 24, 2006, accepted by the Company’s Board of Directors.  Accordingly, the Board of Directors concluded on October 24, 2006 that the Company’s previously issued financial statements for the three years ended December 31, 2005 and the related auditor’s reports thereon, and its unaudited interim financial statements for each quarterly period in 2004, 2005 and 2006, should no longer be relied upon.  The Company plans to file amendments to its Form 10-K for the year ended December 31, 2005 (which will address all periods to be restated) and amendments to its Form 10-Q reports for the first and second quarters of 2006.  The Company expects that any adjustments for periods prior to 2003 will be reflected in the opening balance for retained earnings in 2003.  The Company is continuing to evaluate whether other prior period financial statements will also be restated.  The Company expects the substantial majority of the increased asset value and related income adjustments and potential related tax liability to be recorded in 2005 and 2006.  Although the Company is unable at this time to provide the precise impact of the restatement since its review of these issues has not yet concluded, management currently believes that the estimated potential tax liability and related interest expense associated with the related party tenant income from Advocat discussed below will be in the range of $4 million to $7 million. Management also believes that the estimated recorded asset value of the Advocat securities held by the Company immediately prior to the consummation of the Second Advocat Restructuring was in the range of $10 to $17 million.  While the Company is working diligently to complete its review as expeditiously as possible and will issue its third quarter results as soon as is practicable, it is possible that the completion of the Company’s quarterly report on Form 10-Q will be delayed.

The Company continues to be permitted to make draws under its $200 million revolving senior secured Credit Agreement (the “Credit Agreement”).  The Company has reviewed the nature of the accounting adjustments with its lenders and, on October 23, 2006, entered into a Second Amendment, Waiver and Consent to Credit Agreement (the “Second Amendment”) pursuant to which the lenders under the Company’s Credit Agreement waive any potential misrepresentations and events of default that the Company expects would have been caused by the restatement of financial results of prior periods.  Because the restatement is not expected to result in the Company having breached any of the financial covenants relating to the Credit Agreement, the Second Amendment does not waive or modify any such financial covenants.  The Company does not expect that the results of the restatement will affect any other contractual obligations.

Related Party Tenant Income

The market value for Advocat’s common stock has increased significantly since the completion of the Initial Advocat Restructuring such that the aggregate market value (without regard to any potential liquidity discount) of the common stock issuable upon conversion of the Company’s Advocat preferred stock was approximately $13 million as of October 20, 2006.  In connection with exploring the potential disposition of the Advocat Series B preferred stock as part of the Second Advocat Restructuring, the Company was advised by its tax counsel that due to the structure of the Series B preferred stock issued in the Initial Advocat Restructuring, Advocat may be deemed to be a “related party tenant” under applicable federal income tax rules and, in such event, rental income from Advocat would not be qualifying income under the gross income tests that are applicable to real estate investment trusts.  In order to maintain qualification as a REIT, the Company annually must satisfy certain tests regarding the source of its gross income.  The applicable federal income tax rules provide a “savings clause” for REITs that fail to satisfy the REIT gross income tests if such failure is due to reasonable cause.  A REIT that qualifies for the savings clause will retain its REIT status but will pay a penalty tax.  The Company currently plans to submit to the IRS a request for a closing agreement to resolve the “related party tenant” issue.  While the Company believes there are valid arguments that Advocat should not be deemed a “related party tenant,” the matter is not free from doubt, and the Company believes it is in the best interests of the Company to request a closing agreement in order to resolve the matter, minimize potential penalties and obtain assurances regarding its continuing REIT status. By submitting a request for a closing agreement, the Company believes it should be able to establish that any failure to satisfy the gross income tests was due to reasonable cause.

As a result of this issue, the restatements will include accruals to reflect the establishment of reserves for the estimated potential taxes and interest.  As noted above, the Company has completed the Second Advocat Restructuring and has been advised by tax counsel that it will not receive any non-qualifying related party tenant income from Advocat in future fiscal years.  Accordingly, the Company does not expect to incur tax expense associated with related party tenant income in future periods commencing January 1, 2007. In addition, the Company notes that while the estimated potential tax liability in respect of the related party tenant income is in the range of $4 million to $7 million, the terms of the Second Advocat Restructuring provide for Advocat to make the following cash payments to the Company:

•              Preferred Stock – approximately $350,000 in aggregate annual dividends (payable quarterly), and a redemption value of approximately $5 million at the Company’s option after September 30, 2010, unless Advocat redeems the preferred stock on an earlier date for the same redemption value.

•              Subordinated Note – approximately $175,000 in annual interest, plus principal of approximately $2.5 million due September 30, 2007.

•              Increased Rent – increased annual rental payments by approximately $687,000 resulting in total annual rental payments of approximately $14 million commencing January 1, 2007 with an annual escalator of up to 3% commencing September 30, 2007.

Note:  As a result of the Second Advocat Restructuring, the Company will record the value of the new securities received and the consideration given to Advocat (resulting from the difference in the values of the securities exchanged) as an inducement to enter into the new lease agreement.  Accordingly, under GAAP accounting, a portion of the cash rental payments received, in particular the increased rent payments may be recorded in full or in part as a credit against the lease inducement asset recorded on the exchange rather than as current period income.  The Company is currently reviewing the accounting treatment of the Second Advocat Restructuring.

Adjusted FFO Guidance Unchanged

The Company continues to expect its 2007 adjusted FFO to be between $1.21 and $1.26 per diluted share.

The Company’s adjusted FFO guidance and related GAAP earnings projections for 2007 exclude the future impacts of gains and losses from the sale of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense. A reconciliation of the adjusted FFO guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release.  The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company’s adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company.  If actual results vary from these assumptions, the Company’s expectations may change.  There can be no assurance that the Company will achieve its projected results.

Dividend Reinvestment Plan

The Company has temporarily suspended dividend reinvestment and stock purchases under the Company’s Dividend Reinvestment and Stock Purchase Plan pending further notice and filing of amended reports with the Securities and Exchange Commission (“SEC”) reflecting the restatements.  As a result, all stockholders will receive the dividends payable on November 15, 2006 in cash even if they had elected to participate in the Dividend Reinvestment and Stock Purchase Plan.

Conference Call/ Filing of Current Report on Form 8-K

The Company will be conducting a conference call on Wednesday, October 25, 2006, at 11:00 a.m. EDT to review the Company’s Advocat transactions and the restatement of financial statements discussed above.  To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “investor call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

The Company will also be filing with the SEC a Current Report on Form 8-K addressing the matters discussed in this press release.  In light of the technical nature of the federal income tax regulations regarding gross income requirements applicable to REITs, interested parties are encouraged to obtain a copy of the Company’s Current Report on Form 8-K which includes additional information on such regulations.  A copy of the Company’s Current Report on Form 8-K will be available on the Company’s web site  (www.omegahealthcare.com) under the tab “SEC Filings” or from the SEC at www.sec.gov.

The Company is a real estate investment trust investing in and providing financing to the long-term care industry. At September 30, 2006, the Company owned or held mortgages on 239 SNFs and ALFs with approximately 27,446 beds located in 27 states and operated by 33 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. In addition, the information related to the restatements in this press release remains subject to review and audit by the Company’s independent auditors.  Although the information set forth herein presents management’s current views and estimates based on preliminary analysis and  information currently available, the completion of the review process could result in further adjustments and refinements to the estimates set forth herein.  The actual impact of the restatements and carrying value of the Advocat preferred stock may differ from the estimates set forth in this press release.  There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate.

All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure.  For purposes of the Securities and Exchange Commission’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented.  As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America.  Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization.  FFO available to common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. The Company believes that FFO is an important supplemental measure of its operating performance.  Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions.  The term FFO was designed by the real estate industry to address this issue.  FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company’s computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of its business.  The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO.  In the tables included in this press release, the Company has applied this interpretation and has not excluded asset impairment charges in calculating its FFO.  As a result, its FFO may not be comparable to similar measures reported in previous disclosures.  According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO.  Therefore, a comparison of the Company’s FFO results to another company’s FFO results may not be meaningful.

The following table presents a reconciliation of our guidance regarding 2007 FFO and Adjusted FFO to net income available to common stockholders:

	2007 Projected
Per diluted share:
Net income available to common stockholders	$0.61	-	$0.66
Adjustments:
Depreciation and amortization	0.59	-	0.59
Funds from operations available to common stockholders	$1.20	-	$1.25

Adjustments:

Restricted stock expense	0.01	-	0.01
Adjusted funds from operations available to common stockholders	$1.21	-	$1.26